UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2008
PETROHAWK ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-33334	86-0876964

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On January 25, 2008, Petrohawk Energy Corporation (the “Company”) issued a press release, which included announcements of operational updates for 2007, outlook for 2008, and updated outlook for the Company’s capital expenditure budget for 2008. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item by reference.
     All of the information presented under Items 7.01 and 9.01 of this report is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
     On January 25, 2008, the Company announced that due to market conditions, it has delayed its proposed initial public offering of units in a master limited partnership. The master limited partnership would have held a substantial portion of the Company’s long-lived Permian Basin properties.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished as part of this current Report on Form 8-K:
99.1	Press Release dated January 25, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION
Date: January 25, 2008	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release date January 25, 2008

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